UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2012
Date of Report (Date of earliest event reported)

MORGAN CREEK ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 North Central Expressway Suite 560 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

(214)800-2851
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 30, 2012, the Board of Directors (the "Board") of Morgan Creek Energy Corp., a Nevada corporation (the "Company") accepted the resignation of Peter Carpenter as a member of the Board of Directors and a member of the Compensation Commitee. Effective May 30, 2012, the Board of Directors also accepted the resignation of John C. Weldy Jr. as a member of the Board of Directors and a member of the Nominating Committee and the Audit Committee. Messrs. Carpenter and Weldy did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Thus, as of the date of this Current Report, the Board of Directors consists of Richard Elliot-Square.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN CREEK ENERGY CORP.

DATE: May 30, 2012.	By:	/s/ Richard Elliot-Square
Name: Richard Elliot-Square
Title: President/Chief Executive Officer

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